[UNITED BANCORP, INC. LOGO]
                                                                      EXHIBIT 99

P.O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK   Fax:740/633-1448
We are United to Better Serve You


PRESS RELEASE

UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact:    James W. Everson                   Randall M. Greenwood
            Chairman, President and CEO        Senior Vice President, CFO and
                                               Treasurer
Phone:      (740) 633-0445 Ext. 120            (740) 633-0445 Ext. 181
            ceo@unitedbancorp.com              cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 10:00 AM         January 26, 2004

SUBJECT: UNITED BANCORP, INC. REPORTS RECORD EARNINGS REFLECTING AN INCREASE OF 16% FOR 2003 AND 10% FOR THE THREE MONTHS ENDED DECEMBER 31, 2003.

MARTINS FERRY, OHIO United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported record earnings of $3,639,391 for 2003 compared to $3,220,163 for 2002. For the year basic earnings per share was $1.04 for 2003 compared to $0.90 for 2002, a solid increase of 16%. Earnings for the three months ended December 31, 2003 were $0.32 per share compared to $0.29 in 2002, an increase of 10%. The earnings per share data for 2002 was restated to give effect to the 10% share dividend paid in December 2003. UBCP's total assets at December 31, 2003 were $385.5 million compared to $361.7 million at December 31, 2002, an increase of 6.6% or $23.8 million.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP remarked, "Our 2003 earnings generated a 0.97% return on average assets ("ROA") and an 11.4% return on average equity ("ROE") compared to a 0.94% ROA and 10.3% ROE for 2002". Greenwood also indicated that United Bancorp, Inc's 2003 earnings have benefited from strong growth in depository account balances and related fee income. As a result, our noninterest income relating to depository accounts increased 18% or $175,496 over 2002. Realized gains from the sale of securities totaled $344,366 for 2003 compared to $320,485 for 2002, an increase of $23,881 or 7%. With the low interest rate environment in 2003, the Company's secondary market mortgage program generated a gain of $286,832 compared to $179,683 for 2002, an increase of $107,149 or 60%. Other noninterest income increased $245,867 or 40% in 2003. The largest component of other noninterest income is the earnings on bank owned life insurance contracts, which increased $191,000 from 2002 to 2003.

James W. Everson, Chairman, President & CEO, stated, "We are very pleased to report our 16% increase in annual earnings which at $1.04 per share exceeded analyst expectation for 2003. Our Board Members, Management and Team Members have spent many hours this past year on strategic planning at both company and affiliate bank levels. As a result of this planning, our focus has been on the improvement of shareholder value through improved products, services and profitability. The marketplace has reacted favorably and we are pleased that UBCP stock price increased by over 50% this year as compared to a 17% increase for the S&P Bank Index. Following our mission of providing consistent returns to our shareholders, our Board paid a 10% share dividend in the fourth quarter resulting in a 10% increase in our quarterly cash dividend payment. This combination of increased cash and share dividends reflects our strong operating performance and the positive growth of our affiliate banks, The Citizens Savings Bank of Martins Ferry and The Community Bank of Lancaster, Ohio."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $386 million and total shareholder's equity of approximately $33 million as of December 31, 2003. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, an Operations Center and a UVEST Investment Services(R) brokerage office located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #90991109.


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                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"

                                                      FOR THE THREE MONTHS ENDED DECEMBER 31,           %
                                                           2003                    2002               CHANGE
                                                       -------------           ------------         ----------
EARNINGS
    Total interest income                              $  5,304,405            $  5,534,843             -4.16%
    Total interest expense                                1,938,679               2,252,042            -13.91%
    Net interest income                                   3,365,726               3,282,801              2.53%
    Provision for loan losses                               126,000                 157,500            -20.00%
    Noninterest income, excluding security gains            526,179                 502,985              4.61%
    Security Gains                                            8,241                 197,488            -95.83%
    Total noninterest expense                             2,457,548               2,585,695             -4.96%
    Net income                                            1,117,298               1,000,189             11.71%
PER SHARE
    Earnings per common share - Basic                  $       0.32            $       0.29             10.34%
    Earnings per common share - Diluted                        0.32                    0.29             10.34%
    Cash Dividends paid                                        0.13                    0.12              8.33%
SHARES OUTSTANDING
    Average - Basic                                       3,494,797               3,547,599           --------
    Average - Diluted                                     3,505,028               3,558,854           --------
                                                          FOR THE YEAR ENDED DECEMBER 31,               %
                                                           2003                    2002               CHANGE
                                                       -------------           ------------         ----------
EARNINGS
    Total interest income                              $ 20,720,464            $ 22,095,682             -6.22%
    Total interest expense                                7,837,463               9,328,867            -15.99%
    Net interest income                                  12,883,001              12,766,815              0.91%
    Provision for loan losses                               540,000                 630,000            -14.29%
    Service charges on deposit accounts                   1,122,202                 946,706             18.54%
    Security gains                                          344,366                 320,485              7.45%
    Gain on sale of loans                                   286,832                 179,683             59.63%
    Other noninterest income                                858,166                 612,299             40.15%
    Total noninterest expense                            10,415,947               9,989,172              4.27%
    Net income                                            3,639,391               3,220,163             13.02%
PER SHARE
    Earnings per common share - Basic                  $       1.04            $       0.90             15.56%
    Earnings per common share - Diluted                        1.03                    0.90             14.44%
    Cash Dividends paid                                        0.48                    0.45              6.67%
    Book value (end of period)                                 9.31                    9.12              2.08%
SHARES OUTSTANDING
    Average - Basic                                       3,508,700               3,572,315           --------
    Average - Diluted                                     3,523,738               3,582,938           --------
AT YEAR END
    Total assets                                       $385,522,969            $361,711,069              6.58%
    Total assets (average)                              373,906,000             342,284,000              9.24%
    Net loans                                           195,765,090             184,916,798              5.87%
    Securities and other restricted stock               160,366,876             145,795,001              9.99%
    Shareholders' equity                                 32,514,459              32,154,862              1.12%
    Shareholders' equity (average)                       31,918,000              31,136,000              2.51%
STOCK DATA
    Market value - last close (end of period)          $      18.10            $      12.68             42.74%
    Dividend payout ratio                                     46.15%                  50.00%            -7.70%
    Price earnings ratio                                      17.40 x                 14.09 x           23.49%
KEY PERFORMANCE RATIOS
    Return on average assets (ROA)                             0.97%                   0.94%             3.19%
    Return on average equity (ROE)                            11.40%                  10.34%            10.25%
    Net interest margin                                        3.70%                   3.99%            -7.27%
    Interest expense to average assets                         2.10%                   2.73%           -23.08%
    Total allowance loan losses
        to nonperforming loans                               354.49%                 385.86%            -8.13%
    Total allowance loan losses
        to total loans                                         1.43%                   1.58%            -9.49%
   Nonperforming loans to total loans                          0.40%                   0.41%            -2.44%
   Nonperforming assets to total assets                        0.43%                   0.41%             4.88%
   Net charge-offs to average loans                            0.35%                   0.29%            20.69%
   Equity to assets at period end                              8.43%                   8.89%            -5.17%

The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.